UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2013

Commission File Number: 000-53462

TIERRA GRANDE RESOURCES INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

Suite 440, 580 Hornby Street
Vancouver, British Columbia V6C 3B5, Canada
(Address of principal executive offices)

+61 8 9384 6835
(Registrant’s telephone number including area code)

Buckingham Exploration Inc.
Suite 418-831 Royal Gorge Blvd.
Cañon City, CO 81212, USA
(Former name and former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 18, 2013, we filed an Information Statement on Schedule 14C (the “Information Statement”) with the Securities and Exchange Commission disclosing, among other things, that our Board of Directors and holders of a majority of our outstanding shares of common stock had approved (i) the change of our company name to “Tierra Grande Resources Inc.” (the “Name Change”), (ii) a 2012 Stock Incentive Plan (the “Plan”) and (iii) an increase in the number of our authorized shares of common stock to 500,000,000 shares from 300,000,000 shares (the “Capital Increase”).

Pursuant to applicable rules, the Plan was adopted on April 10, 2013. Information relating to the Plan is set forth in the Information Statement, which is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Name Change and Capital Increase became effective on April 10, 2013 upon approval from FINRA. Information relating to the Name Change and Capital Increase is set forth in the Information Statement, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation
4.1	2012 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2013	TIERRA GRANDE RESOURCES INC.

By: /S/ Simon Eley
Simon Eley,
President and Chief Executive Officer